                                                                     EX - 10.10








                            MELLON BANK CORPORATION
                            -----------------------
                      ELECTIVE DEFERRED COMPENSATION PLAN
                      -----------------------------------
                              FOR SENIOR OFFICERS
                              -------------------


                (As Amended and Restated Effective June 1, 1994)

                                TABLE OF CONTENTS



                                                                                 PAGE
                                                                                 ----
PREAMBLE.........................................................................   1

ARTICLE I........................................................................   1

    DEFINITIONS..................................................................   1

        1.1      Account.........................................................   1
        1.2      Beneficiary.....................................................   1
        1.3      Board...........................................................   2
        1.4      Committee.......................................................   2
        1.5      Company.........................................................   2
        1.6      Continuous Service..............................................   2
        1.7      Deferral Commitment or Deferral Unit............................   2
        1.8      Deferral Period.................................................   2
        1.9      Disability......................................................   2
        1.10     Early Distribution..............................................   2
        1.11     Early Retirement................................................   2
        1.12     Effective Date..................................................   2
        1.13     Elective Deferred Compensation..................................   2
        1.14     Employer........................................................   2
        1.15     Financial Hardship..............................................   2
        1.16     Normal Retirement...............................................   2
        1.17     Participant.....................................................   3
        1.18     Participation Agreement.........................................   3
        1.19     Plan............................................................   3
        1.20     Plan Year.......................................................   3
        1.21     Retirement Plan.................................................   3
        1.22     Retirement Savings Plan.........................................   3
        1.23     Retirement Savings Plan Augmentation
                 Account.........................................................   3
        1.24     Subsidiary......................................................   3
        1.25     Termination of Employment.......................................   3
        1.26     T-Note Rate.....................................................   3
        1.27     Total Deferral Amount...........................................   3
        1.28     Valuation Date..................................................   4
        1.29     Window Period...................................................   4
        1.30     Retirement Plan Make-up Account.................................   4

ARTICLE II.......................................................................   4

    ADMINISTRATION...............................................................   4

        2.1      Administrator...................................................   4
        2.2      Powers and Duties...............................................   4
        2.3      Procedures......................................................   5
        2.4      Establishment of Rules..........................................   5
        2.5      Limitation of Liability.........................................   5
        2.6      Compensation and Insurance......................................   6
        2.7      Removal and Resignation.........................................   6
        2.8      Claims Procedure................................................   6

ARTICLE III......................................................................   6

    PARTICIPATlON AND DEFERRAL COMMITMENTS.......................................   6

        3.1      Eligibility and Participation...................................   6
        3.2      Basic Form of Deferral; Minimum Deferral........................   6
        3.3      Limitations on Deferrals........................................   7
        3.4      Completion of Deferral Commitments;
                 Limited by Termination of Employment............................   7
        3.5      Modification of Deferral Commitments............................   7
        3.6      Enrollment in Deferral Unit.....................................   8

ARTICLE IV.......................................................................   8

    DEFERRED COMPENSATION ACCOUNTS...............................................   8

        4.1      Accounts........................................................   8
        4.2      Elective Deferred Compensation..................................   8
        4.3      Crediting Rate..................................................   8
        4.4      Determination of Accounts.......................................   8
        4.5      Vesting of Accounts.............................................   8
        4.6      Statement of Accounts...........................................   9
        4.7      Retirement Plan Make-Up.........................................   9
        4.8      Retirement Savings Plan Make-Up.................................  10
        4.9      Retirement Plan and Retirement Savings
                 Plan Offsets....................................................  10

ARTICLE V........................................................................  11

    PLAN BENEFITS................................................................  11

        5.1      Plan Benefit....................................................  11
        5.2      Form of Retirement Benefit Payment..............................  11
        5.3      Form of Benefit Payment Upon Termination
                 of Employment...................................................  12
        5.4      Survivor Benefits...............................................  12
        5.5      Early Distributions.............................................  14
        5.6      Hardship Distributions..........................................  14
        5.7      Disability......................................................  14
        5.8      Valuation and Settlement........................................  15
        5.9      Change in Control and Lump Sum Payments.........................  15
        5.10     Continuous Service..............................................  16
        5.11     Distributions from General Assets...............................  17
        5.12     Withholding and Payroll Taxes...................................  17
        5.13     Payment to Guardian.............................................  17
        5.14     Small Benefit...................................................  17
        5.15     Protective Provisions...........................................  17
        5.16     Notices and Elections...........................................  17



                                      (ii)

ARTICLE VI.......................................................................  18

    DESIGNATION OF BENEFICIARY...................................................  18

        6.1      Designation of Beneficiary......................................  18
        6.2      Failure to Designate Beneficiary................................  18

ARTICLE VII......................................................................  18

    FORFEITURES TO COMPANY.......................................................  18

        7.1      Distributions of Participants' Interests
                 When Company is Unable to Locate
                 Distributees....................................................  18

ARTICLE VIII.....................................................................  18

    MAINTENANCE OF ACCOUNTS......................................................  18

ARTICLE IX.......................................................................  19

    AMENDMENT AND TERMINATION OF THE PLAN........................................  19

        9.1      Amendment.......................................................  19
        9.2      Company's Right to Terminate....................................  19

ARTICLE X........................................................................  20

    SPENDTHRIFT PROVISIONS.......................................................  20

ARTICLE XI.......................................................................  20

    MISCELLANEOUS................................................................  20

       11.1      Right of Employers to Dismiss Employees;
                 Obligations.....................................................  20
       11.2      Title to and Ownership of Assets Held
                 for Accounts....................................................  20
       11.3      Nature of Liability to Participants.............................  20
       11.4      Text of Plan to Control.........................................  20
       11.5      Law Governing and Severability..................................  20
       11.6      Name............................................................  21
       11.7      Gender..........................................................  21
       11.8      Trust Fund......................................................  21
       11.9      Ineligible Participant..........................................  21


                                     (iii)

                            MELLON BANK CORPORATION
                            -----------------------
                      ELECTIVE DEFERRED COMPENSATION PLAN
                      -----------------------------------
                              FOR SENIOR OFFICERS
                              -------------------
                   (Amended and Restated as of June 1, 1994)


                                    PREAMBLE
                                    --------

        The purpose of this Elective Deferred Compensation Plan For Senior Officers (the "Plan") is to provide opportunities for a select group of management or highly compensated employees of Mellon Bank Corporation (the "Company") and its Subsidiaries to accumulate supplemental funds for retirement, special needs prior to retirement, or death. The Plan will be effective as of November 1, 1989.


        The Company hereby declares that its intention is to create an unfunded Plan primarily for the purpose of providing a select group of management or highly compensated employees of the Company and of its affiliated organizations with deferred compensation in accordance with their individual elections. It is also the intention of the Company that the Plan be an "employee pension benefit plan" as defined in Section 3(2) of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") and that the Plan be the type of plan described in Sections 201(2), 301(3) and 401(a)(1) of Title I of ERISA. The Corporate Benefits Committee ("Committee" or "CBC") shall be the administrator responsible for fulfilling the duties and responsibilities imposed upon "administrators" of plans subject to Parts 1 and 5 of Title 1 of ERISA.


                                   ARTICLE I
                                   DEFINITIONS
                                   -----------

        When used herein, the following words shall have the following meanings unless the content clearly indicates otherwise:

        1.1 Account. "Account" means the device used by the Company to measure and determine the amounts to be paid to a Participant under the Plan for each Deferral Unit. Separate Accounts will be established for amounts deferred by a Participant under separate Deferral Units.


        1.2 Beneficiary. "Beneficiary" means the person who under this Plan becomes entitled to receive a Participant's interest in the event of his death.

        1.3 Board. "Board" means the Board of Directors of the Company or any committee thereof acting within the scope of its authority.

        1.4 Committee. "Committee" means the Corporate Benefits Committee appointed to administer the Plan pursuant to Article II.

        1.5 Company. "Company" means Mellon Bank Corporation, a Pennsylvania corporation, and any successor in interest.

        1.6 Continuous Service. "Continuous Service" means the period of continuous employment of a Participant by an Employer determined in accordance with Section 5.10.

        1.7 Deferral Commitment or Deferral Unit. "Deferral Commitment" or "Deferral Unit" means a deferral commitment made by a Participant to establish a deferral unit pursuant to Article III for which a Participation Agreement has been submitted by the Participant to the Committee.

        1.8 Deferral Period. "Deferral Period" means the period of one or four calendar years, as selected by the Participant, over which a Participant elects to defer base salary or bonuses, or such other period as the Committee may permit in its discretion. A new Deferral Period shall normally start each January 1.

        1.9 Disability. "Disability" means total and permanent incapacity of a Participant to perform the usual duties of his employment with his Employer as determined by his Employer based upon competent medical evidence. If a Participant makes application for disability benefits under the Employer's group long term disability plan, as now in effect or as hereafter amended, and qualifies for such benefits, he shall be presumed to be totally disabled, subject to the Employer's determination that the disability is such that it may be regarded as total and permanent in nature.

        1.10 Early Distribution. "Early Distribution" means a distribution prior to Termination of Employment pursuant to Section 5.5.

        1.11 Early Retirement. "Early Retirement" means Termination of Employment of a Participant, other than by reason of death, on or after the date on which the Participant has attained age fifty-five (55), but has not yet attained age sixty-five (65).

        1.12       Effective Date. "Effective Date" means November 1, 1989.

        1.13 Elective Deferred Compensation. "Elective Deferred Compensation" means the amount of compensation that a Participant elects to defer pursuant to a Deferral Commitment.

        1.14 Employer. "Employer" means the Company or one of its Subsidiaries.

        1.15 Financial Hardship. "Financial Hardship" means an immediate and substantial financial need of the Participant or Beneficiary, determined by the Committee on the basis of written information supplied by the Participant in accordance with such standards as are, from time to time, established by the Committee.

        1.16 Normal Retirement. "Normal Retirement" means Termination of Employment of a Participant, other than by reason of death, on or after the date on which the Participant has attained age sixty-five (65).

        1.17 Participant. "Participant" means any individual who is participating in this Plan as provided in Article III.

        1.18 Participation Agreement. "Participation Agreement" means the agreement submitted by a Participant to the Committee prior to the beginning of the Deferral Period, with respect to one or more Deferral Commitments made for such Deferral Period.

        1.19 Plan. "Plan" means this "Elective Deferred Compensation Plan for Senior Officers" as set forth in this document and as the same may be amended, administered or interpreted from time to time.

        1.20 Plan Year. "Plan Year" means each calendar year beginning on January 1 and ending on December 31.

        1.21 Retirement Plan. "Retirement Plan" means the Mellon Bank Retirement Plan, as presently constituted and as amended from time to time.

        1.22 Retirement Savings Plan. "Retirement Savings Plan" means the Mellon Bank Corporation Retirement Savings Plan, as presently constituted and as amended from time to time.

        1.23 Retirement Savings Plan Augmentation Account. "Retirement Savings Plan Augmentation Account" means an account established pursuant to
Section 4.8 to enable a Participant to receive Employer matching contributions which are lost under the Retirement Savings Plan as a result of deferrals under this Plan.

        1.24 Subsidiary. "Subsidiary" means a corporation the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company.

        1.25 Termination of Employment. "Termination of Employment" means termination of a Participant's employment with all Employers and the end of any contract and severance pay period.

        1.26 T-Note Rate. "T-Note Rate" means for each Plan Year the interest rate which is equivalent to an effective annual yield equal to the 120 month rolling average rate of ten-year United States Treasury Notes as of the July 31 preceding the applicable Plan Year. This rate will be determined once each year by an outside source selected by the Company.

        1.27 Total Deferral Amount. "Total Deferral Amount" means the sum of all amounts which the Participant elects to defer during the Deferral Period with respect to a Deferral Unit, as shown in the Participation Agreement for the Deferral Unit. Were the Participant dies before completing the Deferral Commitment for a Deferral Unit, the Total Deferral Amount shall include the remaining amounts which would have been deferred by the Participant to complete the Deferral Commitment for the Deferral Unit if the Participant had lived. If the Participant elected to defer a percentage of base salary or bonus, the Total Deferral Amount shall be determined based on projecting the base salary in effect or the bonus most recently paid to the Participant at the time of his death for the remainder of the Deferral Period. Notwithstanding the foregoing, whenever a Participant makes a withdrawal from a Deferral Unit or discontinues future deferrals for a Deferral Unit, the Total Deferral Amount shall be limited to the actual amounts deferred (less any amounts withdrawn) for the Deferral Unit.

        1.28 Valuation Date. "Valuation Date" means the last day of each month, or such other dates as the Committee may determine in its discretion, which may be either more or less frequent, for the valuation of Participants' Accounts.

        1.29 Window Period. "Window Period" means a period of ten business days which begins on the third business day fullowing the date of release of annual or quarterly earnings of the Company and ends on the twelfth business day following such date, or such other period as the Committee may determine in its discretion.

        1.30 Retirement Plan Make-Up Account. "Retirement Plan Make-Up Account" means an account established pursuant to Section 4.7 to enable a Participant to receive a supplemental pension benefit in installment payments, beginning when the Participant's retirement benefit commences under the Retirement Plan.


                                   ARTICLE II
                                 ADMINISTRATION
                                 --------------

        2.1 Administrator. Except as hereinafter provided, the Committee shall be responsible for the administrative responsibilities hereinafter described with respect to the Plan. Whenever any action is required or permitted to be taken in the administration of the Plan, such action shall be taken by the Committee unless the Committee's power is expressly limited herein or by operation of law. The Committee shall be the Plan "Administrator" (as such term is defined in Section 3(16)(A) of ERISA). The Committee may delegate its duties and responsibilities as it, in its sole discretion, deems necessary or appropriate to the execution of such duties and responsibilities. The Committee as a whole or any of its members may serve in more than one capacity with respect to the Plan.

        2.2 Powers and Duties. The Committee, or its delegates, shall maintain and keep (or cause to be maintained and kept) such records as are necessary for the efficient operation of the Plan or as may be required by any applicable law, regulation, or ruling and shall provide for the preparation and filing of such forms, reports, information, and documents as may be required to be filed with any governmental agency or department and with the Plan's Participants and/or other Beneficiaries.


        Except to the extent expressly reserved to the Company, an Employer or the Board, the Committee shall have all powers necessary to carry out the administrative provisions of the Plan and to satisfy the requirements of any applicable law or laws. These powers shall include, by way of illustration and not limitation, the exclusive powers and discretionary authority necessary to:


                  (a) construe and interpret the Plan; decide all questions of eligibility; decide all questions of fact relating to claims for benefits; and determine the amount, time, manner, method, and mode of payment of any benefits hereunder;


                  (b) direct the Employer, and/or the trustee of any trust established at the discretion of the Company to provide for the payment of benefits under the Plan, concerning the amount, time, manner, method, and mode of payment of any benefits hereunder;


                  (c) prescribe procedures to be followed and forms to be used by Participants and/or other persons in filing applications or elections;


                  (d) prepare and distribute, in such manner as may be required by law or as thc Committee deems appropriate, information explaining the Plan; provided, however, that no such explanation shall contravene the terms of this Plan or increase the rights of any Participant or Beneficiary or the liabilities of the Company or any Employer;

                      (e) require from the Employer and Participants such information as shall be necessary for the proper administration of the Plan;

                      (f) appoint and retain individuals to assist in the administration and construction of the Plan, including such legal, clerical, accounting, and actuarial services as it may require or as may be required by any applicable law or laws; and

                      (g) perform all functions otherwise imposed upon a plan administrator by ERISA which are not expressly reserved to the Company, an Employer, or the Board, including, but not limited to, those supplemental duties and responsibilities described in the "Mellon Bank Corporation Corporate Benefits Committee Charter and Summary of Operations" approved by the Board on September 17, 1991 (the "CBC" Charter").

        Without intending to limit the generality of the foregoing, the Committee shall have the power to amend the Plan, in whole or in part, in order to comply with applicable law; provided, however, that no such amendment may increase the duties and obligations of any Employer without the consent of the affected Employer(s). Except as provided in the preceding sentence or unless directed by the Human Resources Committee of the Board or otherwise required by law, the Committee shall have no power to adopt, amend, or terminate the Plan, said powers being exclusively reserved to the Human Resources Committee of the Board.

        2.3 Procedures. The Committee shall be organized and conduct its business with respect to the Plan in accordance with the organizational and procedural rules set forth in the CBC Charter.

        Notwithstanding the foregoing, if any member of the Committee shall be a Participant hereunder, then in any matters affecting any member of the Committee in his individual capacity as a Participant hereunder, separate and apart from his status as a member of the group of Participants, such interested member shall have no authority to vote in the determination of such matters as a member of the Committee, but the Committee shall determine such matter as if said interested member were not a member of the Committee; provided, however, that this shall not be deemed to take from said interested member any of his rights hereunder as a Participant. If the remaining members of the Committee should be unable to agree on any matter so affecting an interested member because of an equal division of voting, the Human Resources Committee of the Board shall appoint a temporary member of the Committee in order to create an odd number of voting members.

        2.4 Establishment of Rules. The Committee shall have specific authority in its sole discretion to construe and interpret the terms of the Plan related to its powers and duties, and to the extent that the terms of the Plan are incomplete, the Committee shall have authority to establish such rules or regulations related to its powers and duties as it may deem necessary and proper to carry out the intent of the Company as to the purposes of the Plan.

        2.5 Limitation of Liability. The Board, the members of the Committee, and any officer, employee, or agent of the Company or any Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company or any Employer for any act, or failure to act, made in good faith in relation to the Plan. No bond or other security shall be required of any such individual solely on account of any such individual's power to direct the Employer to make the payments required hereunder.

        2.6 Compensation and Insurance. Members of the Committee shall serve without compensation for their services as such. Expenses incurred by members of the Committee in the performance of their duties as herein provided, and the compensation and expenses of persons retained or employed by the Committee for services rendered in connection with the Plan shall, upon approval by the Committee, be paid or reimbursed by the Company.

        The Company shall indemnify and/or maintain and keep in force insurance in such form and amount as may be necessary in order to protect the members of the Committee, their delegates and appointees (other than persons who are independent of the Company and are rendering services to the Committee or to or with respect to the Plan) from any claim, loss, damage, liability, and expense (including costs and attorneys' fees) arising from their acts or failures to act with respect to the Plan, except where such actions or failures to act involve willful misconduct or gross negligence.

        2.7 Removal and Resignation. Any member of the Committee may resign and the Company may remove any member of the Committee in accordance with the procedures established by the CBC Charter. The Committee shall remain fully operative pending the filling of any vacancies, the remaining Committee members having full authority to administer the Plan.

        2.8 Claims Procedure. The right of any Participant or Beneficiary to receive a benefit hereunder and the amount of such benefit shall be determined in accordance with the procedures for determination of benefit claims established and maintained by the Committee in compliance with the requirements of Section 503 of ERISA; which separate procedures, entitled Procedures for Determination of Benefit Claims, are incorporated herein by this reference.

                                  ARTICLE III
                     PARTICIPATION AND DEFERRAL COMMITMENTS
                     --------------------------------------

        3.1          Eligibility and Participation.

                      (a) Eligibility. Eligibility to make a Deferral Commitment shall be limited to senior officers of the Company or its Subsidiaries as determined by the Human Resources Committee of the Board.

                      (b) Participation. An eligible individual may elect to participate in the Plan by submitting a Participation Agreement to the Committee prior to such date preceding the Deferral Period as the Committee may determine.

        3.2 Basic Forms of Deferral; Minimum Deferral. A Participant may elect in a Participation Agreement to establish any or all of the following Deferral Units:


                      (a) Salary Deferral Unit. A Participant may elect to defer a portion of base salary for the Deferral Period. The amount to be deferred shall be stated as a whole number percentage or dollar amount of base salary.

                      (b) Bonus Deferral Unit. A Participant may elect to defer cash bonus amounts to be paid by the Employer in the Deferral Period. The amount to be deferred shall be stated as a whole number percentage or dollar amount of such cash bonus.

                      (c) Special Deferral Unit. A Participant may elect any special Deferral Commitment which is authorized by the Committee in its discretion, including a future Deferral Commitment under which deferrals will commence at some date in the future.

        3.3 Limitations on Deferrals. The following limitations on deferrals shall apply.

                      (a) Minimum Deferrals. The minimum combined annual deferrals of salary and bonus for all Deferral Units which commence in the same Plan Year shall be $8,000 for a one year Deferral Period and $2,000 per year for a four year Deferral Period.

                      (b) Maximum Deferrals. A Participant may not defer during any Plan Year any amount of base salary which is below the taxable wage base under Section 3121 (x)(1) of the Internal Revenue Code in effect on the first day of the Plan Year.

                      (c) Waiver; Committee Discretion. The Committee may further limit the minimum or maximum amount deferred by any Participant or group of Participants, or waive the foregoing minimum and maximum limits for any Participant or group of Participants, for any reason.

        3.4 Completion of Deferral Commitments; Limited by Termination of Employment. If a Participant's base salary or bonus is inadequate to meet his Deferral Commitment, the balance of the Deferral Commitment will be deferred over up to three years following the Deferral Period. A Participant's Deferral Commitments shall terminate upon the Participant's Termination of Employment.

        3.5 Modification of Deferral Commitments. Deferral Commitments shall be irrevocable except as follows:


                      (a) Financial Hardship. The Committee may permit a Participant to reduce the amount to be deferred, or waive the remainder of the Deferral Commitment, upon a finding that the Participant has suffered a Financial Hardship.

                      (b) Accelerated Deferral. At the discretion of the Committee, prior to the beginning of any Plan Year in any Deferral Period as to which there are two or more Plan Years remaining, a Participant may elect in a written notice filed with the Committee to increase the amount of the compensation deferral otherwise provided for any of the Plan Years remaining in such Deferral Period; provided, however, that any such increase in the compensation deferral for any remaining Plan Years in the Deferral Period shall not increase the total deferrals for all Deferral Units above the maximum limits set forth in Section 3.3.

                      (c) Election to Revoke Deferral Unit to Discontinue
Future Deferrals. At the discretion of the Committee, prior to the beginning of any Plan Year in any Deferral Period, a Participant may elect in a written notice filed with the Committee to revoke a Deferral Unit in order to discontinue all future deferrals for the Deferral Unit beginning with the next Plan Year after the election is made. Such election will not apply to any deferrals which represent payments for services performed prior to the beginning of the next Plan Year, but otherwise will apply to all future deferrals for the Deferral Unit. An election to revoke a Deferral Unit will also apply to any later Deferral Unit which is added or tacked on to the original Deferral Unit, as determined by the Committee in its discretion.


                      After a Participant elects to discontinue future deferrals for a Deferral Unit, the Deferral Unit will continue to be credited with interest on the Account balance for the Deferral Unit at the same rates provided under the Plan for other Deferral Units, but the Total Deferral Amount which is used to determine pre-retirement survivor benefits will be limited to the actual amounts deferred for the Deferral Unit. Any Participant who revokes a Deferral Unit after the beginning of the Deferral Period for the Deferral Unit will not be permitted to participate in the next enrollment period under the Plan and will be precluded from electing new

Deferral Units under the Plan for a minimum period of one year following the revocation election.

        3.6 Enrollment in Deferral Unit. A Participant shall be deemed to be enrolled in a Deferral Unit as of the first day of the Deferral Period with respect to such Deferral Unit. A Participant's Beneficiary will be entitled to receive pre-retirement survivor benefits pursuant to Section 5.4(a) with respect to the Deferral Unit only in the event of the Participant's death while in employment with an Employer on or after such date.


                                   ARTICLE IV
                         DEFERRED COMPENSATION ACCOUNTS
                         ------------------------------

        4.1 Accounts. For record-keeping purposes only, Accounts shall be maintained for each Participant. Separate Accounts shall be maintained for each Deferral Unit of a Participant.

        4.2 Elective Deferred Compensation. A Participant's Elective Deferred Compensation shall be credited to the Participant's Account as of the date when the corresponding non-deferred portion of the compensation is paid or would have been paid but for the Deferral Commitment. Any withholding of taxes or other amounts with respect to deferred compensation that is required by federal, state or local law shall be withheld from the Participant's non-deferred compensation to the maximum extent possible with any excess being withheld from the Participant's Deferral Commitment or Account.

        4.3 Crediting Rate. The Accounts shall be credited monthly with interest based on the rates specified below, compounded annually. Interest shall be credited as of each Valuation Date from the dates when deferred amounts are credited to Accounts based on the balance of each Account.

                      (a) Interest Rate During Participant's Lifetime. During a Participant's lifetime, the Participant's Accounts will be credited with interest on a monthly basis during each Plan Year at the T-Note Rate which is applicable for that Plan Year, subject to increase pursuant to Section 5.1.

                      (b) Interest Rate After Participant's Death. Following a Participant's death, the Participant's Accounts will be credited with interest on a monthly basis during each Plan Year at the T-Note Rate which is applicable for that Plan Year. Notwithstanding the preceding sentence, no interest shall be credited on a Participant's Account following the Participant's death whenever the Participant's Beneficiary receives a pre-retirement survivor benefit equal to forty percent (40%) of the Total Deferral Amount for the Deferral Unit with respect to such Account pursuant to the first paragraph of
Section 5.4(a).

        4.4 Determination of Accounts. A Participant's Account as of each Valuation Date shall consist of the balance of the Participant's Account as of the immediately preceding Valuation Date, plus the Participant's Elective Deferred Compensation and interest credited to such Account and minus any distributions made from such Account since the immediately preceding Valuation Date.

        4.5 Vesting of Accounts. Each Participant shall be one hundred percent (100%) vested at all times in the amounts credited to such Participant's Accounts.

        4.6 Statement of Accounts. The Company shall submit to each Participant semi-annual statements setting forth the balance to the credit of the Accounts maintained for the Participant.

        4.7 Retirement Plan Make-Up. If a Participant is entitled to receive a benefit under the Retirement Plan, a supplemental pension benefit shall be paid under this Plan as follows:

                  (a) The supplemental pension benefit shall be an amount equal to:
                  (i) The maximum life annuity to which the Participant would be entitled under the Retirement Plan if the Participant had not deferred amounts under this Plan (without regard to the application of the compensation limitation imposed by Section 401(a)(17) of the Internal Revenue Code or the benefit limitation imposed by Section 415 of the Internal Revenue Code);

        LESS:

                  (ii) The maximum life annuity to which the Participant would then be entitled under the Retirement Plan (without regard to the application of the compensation limitation imposed by Section 401
        (a)(17) of the Internal Revenue Code or the benefit limitation imposed by Section 415 of the Internal Revenue Code).

                  Notwithstanding the above, no payment shall be made under this Plan to the extent such benefits are paid by any other nonqualified defined benefit retirement plan or arrangement sponsored by the Employer.

                  (b) The Employer shall pay the supplemental pension benefit to the Participant in a lump sum when the Participant's benefit commences under the Retirement Plan. Upon a Participant's Termination of Employment before Normal or Early Retirement, at the Committee's discretion the Employer may pay the supplemental pension benefit to the Participant in a lump sum as soon as practicable following such Termination of Employment. The lump sum amount shall be calculated using the actuarial equivalence factors in the Retirement Plan applicable to benefits accruing thereunder at the date of payment, or the factors in effect at the time of the Retirement Plan's termination if such termination occurs prior to the date of payment.

                  (c) In lieu of a lump sum, a Participant may elect to receive the supplemental pension benefit after Normal or Early Retirement in monthly installment payments over a payment period of 60, 120 or 180 months. An election to receive the supplemental pension benefit in monthly installment payments shall be made in the same manner and subject to the same restrictions and penalties as provided in Section 5.2; provided, however, that Section 5.2(b)(iii) shall not apply, and payments of the supplemental pension benefit shall commence when the Participant's retirement benefit commences under the Retirement Plan.

                  If the Participant elects to receive the supplemental pension benefit in monthly installment payments, the Employer shall establish a Retirement Plan Make-Up Account when the Participant's retirement benefit commences under the Retirement Plan and shall credit to this Account the lump sum amount of the supplemental pension benefit which would otherwise have been paid to the Participant under Section 4.7(b) above. A participant shall be 100% vested in the amount credited to his Retirement Plan Make-Up Account. Interest will be credited on a Retirement Plan Make-Up Account at the same rate as other Accounts in accordance with Section 4.3 at such times and in such manner as the Committee may determine.

        If a Participant dies after the commencement of monthly installment payments of the supplemental pension benefit, the Employer will pay to the Participant's Beneficiary the remaining installments of any such benefit that would have been paid to the Participant had the Participant survived. After the Participant's death, interest shall be credited on the Retirement Plan Make-Up Account for each Plan Year at one hundred percent (100%) of the T-Note Rate which is applicable for that Plan Year.

        A Participant or Beneficiary who is receiving monthly installment payments of the supplemental pension benefit may request hardship distributions in accordance with Section 5.6 or may elect to receive a payment in a lump sum in accordance with and subject to a penalty as provided in Section 5.9(b).

        4.8 Retirement Savings Plan Make-Up. For each Plan Year in a Deferral Period, the Employer shall credit to the Retirement Savings Plan Augmentation Account of any Participant an amount equal to the amount by which the Employer matching or discretionary contribution that would otherwise have been made by any Employer to the Retirement Savings Plan for such Participant for the Plan Year is reduced by reason of the reduction in the Participant's compensation for the Plan Year due to deferrals under this Plan. The Employer's contribution shall be credited to the Retirement Savings Plan Augmentation Account following the end of each Plan Year. A Participant's interest in any credit to his Retirement Savings Plan Augmentation Account and earnings thereon shall vest at the same rate and at the same time as would have been the case had such contribution been made to the Retirement Savings Plan. Interest will be credited on a Retirement Savings Plan Augmentation Account at the same rate as other Accounts in accordance with Section 4.3 at such times and in such manner as the Committee may determine.

        Upon Normal or Early Retirement, Disability, death or other Termination of Employment, the Employer shall pay to the Participant (or his Beneficiary in the event of the Participant's death) an amount equal to the value of the Participant's vested balance in his Retirement Savings Plan Augmentation Account in one lump sum payment.

        Participants who in any Plan Year are not entitled to receive an Employer contribution in the Retirement Savings Plan will not be entitled to receive an Employer contribution under this Plan to a Retirement Savings Plan Augmentation Account for such Plan Year.

        4.9 Retirement Plan and Retirement Savings Plan Offsets. If a Participant receives benefits under this Plan, including Early Distributions under Section 5.5 or hardship distributions under Section 5.6, and the distribution of benefits under this Plan results in an increase in either (i) the pension benefit which will be payable to the Participant under the Retirement Plan or any other qualified or non-qualified defined benefit plan or arrangement of an Employer or (ii) the Employer contributions which will be made on behalf of the Participant under the Retirement Savings Plan or any other qualified or non-qualified defined contribution plan or arrangement of an Employer, an adjustment will be made to reduce the Participant's Account balance under this Plan in order to offset the increase in his benefits under such other plans and arrangements.

        The Participant's Account balance under this Plan shall be reduced upon his Termination of Employment by a lump sum amount which is actuarially equivalent to the increased pension benefits which will be payable to the Participant under the Retirement Plan and any other qualified or non-qualified defined benefit plan or arrangement of an Employer on account of the distribution of benefits under this Plan. The lump sum amount shall be calculated using the actuarial equivalence factors in the Retirement Plan applicable to benefits accruing thereunder at the date of the Participant's Termination of Employment, or the factors in effect at the time of the Retirement Plan's termination if such termination occurs prior to the Participant's Termination of Employment.

        The Participant's Account balance under this Plan shall also be reduced as of the end of each Plan Year by a lump sum amount which is equal to the increased Employer contributions which were made on behalf of the Participant for such Plan Year under the Retirement Savings Plan or any other qualified or non-qualified defined contribution plan or arrangement of an Employer on account of the distribution of benefits under this Plan.


                                   ARTICLE V
                                 PLAN BENEFITS
                                 -------------

        5.1 Plan Benefit. If a Participant has a Termination of Employment for any reason including Disability or death, the Company shall pay a Plan benefit for each Deferral Unit equal to the Participant's Account for the Deferral Unit, as determined below:

                      (a) Upon Normal Retirement or Death or After Change in Control. Unpaid balances of Accounts of Participants who have a Termination of Employment upon Normal Retirement, death or at any time after a Change in Control shall be credited retroactively with one hundred thirty-five percent (135%) of the T-Note Rate for each Plan Year.

                      (b) Upon Termination of Employment Before Normal Retirement Prior to a Change in Control. Unpaid balances of Accounts of Participants who have a Termination of Employment before Normal Retirement and prior to a Change in Control, for reasons other than death, shall be credited retroactively with a percentage of the T-Note Rate based on the Participant's completed years of Continuous Service from his date of hire, including years of Continuous Service before the Effective Date of this Plan, and his Completed Years of Participation in this Plan as follows:

Completed Years of               Completed Years of
Continuous Service               Plan Participation                 % of T-Note Rate
- ------------------               ------------------                 ----------------
Less Than 3                             --                                100%
3 or More                               --                                125%
5 or More         and               2 or More                             130%
7 or More         and               4 or More                             135%

                      (c) Completed years of Plan participation. Completed years of participation in this Plan shall include all years for which the Participant had an Account balance with the Plan for the entire calendar year.

                      (d) Duration. The interest rates provided under paragraphs (a) and (b) above shall be payable until the Participant's Accounts are distributed in full except in the event of the Participant's death. After the Participant's death interest shall be credited pursuant to Section 4.3(b).

        5.2      Form of Retirement Benefit Payment.

                      (a) Retirement benefits payable following Normal or Early Retirement will be paid in accordance with the form elected by the Participant for each Deferral Unit, at the time of the Deferral Commitment establishing such Deferral Unit, on an election form prescribed by the Committee for designation of form of payment. A Participant's election will be irrevocable, except as follows:


                (i) Subject to the approval of the Committee, a Participant shall be permitted to file one new election which will supersede his original election (A) at any time between 24 months and 12 months preceding his Normal or Early Retirement without penalty and (B) at any time during the 12 months preceding his Normal or Early Retirement subject to a penalty, which shall be forfeited to the Company, equal to six percent (6%) of the balance of the Account for the Deferral Unit. A new election which is made within the aforesaid time limits will become effective upon the Participant's Normal or Early Retirement. A new election which is made more than 24 months before Normal or Early Retirement, such as where a Participant postpones his Normal or Early Retirement, shall have no force or effect. In the event that a Participant accelerates his Normal or Early Retirement thereby causing a previously filed election to have been made within 12 months preceding Normal or Early Retirement, the six percent (6%) penalty of Section 5.2(a)(i)(B) above shall apply.

                (ii) A Participant who has elected payments in installments may request in writing a payment in a lump sum, at any time after Normal or Early Retirement, of the amount of his Account for any Deferral Unit which is reasonably necessary to meet the Participant's requirements due to a Financial Hardship.

                (iii) A Participant may elect to receive a payment in a lump sum at any time, subject to a penalty, as provided in Section 5.9(b).


                      (b) The available forms of payment after Normal or Early Retirement are as follows:

                (i) Lump Sum. A lump sum payment after Normal or Early
         Retirement.

                (ii) Installment Payments. Monthly installment payments in substantially equal payments of principal and interest over a payment period of 60, 120 or 180 months, as elected by the Participant. The amount of the monthly installments shall be redetermined effective as of January 1 of each year based on the remaining Account balance and the remaining number of installment payments. If no election is made, retirement benefits will be paid in monthly installments over 180 months.

                (iii) Deferred Payments. A Participant may elect, in the election form for designation of form of payment for any Deferral Unit, to have the lump sum or installment payments which are payable following Normal or Early Retirement commence in January of the year following Normal or Early Retirement or when the Participant attains age 60, 65 or 70.


        5.3 Form of Benefit Payment Upon Termination of Employment. Termination benefits payable upon a Participant's Termination of Employment before Normal or Early Retirement for reasons other than Disability or death shall be paid in a lump sum or up to three equal annual installments, at the Committee's discretion, following Termination of Employment. Interest will continue to be credited on unpaid Account balances following Termination of Employment at the applicable rate under Section 5.1(b).


        5.4      Survivor Benefits.

                      (a) Pre-Retirement Survivor Benefits. If a Participant dies while in employment with an Employer (or while suffering from a Disability prior to attaining age 55) prior to complete distribution of the entire Account balance with respect to a Deferral Unit, upon the Participant's death the Employer will pay to the Participant's Beneficiary with respect to such Deferral Unit an annual benefit for ten (10) years or until the Participant would have been age 65, whichever is longer, equal to forty percent (40%) of the Total Deferral Amount for the Deferral Unit, in lieu of payments of the Account balance for the Deferral Unit. This pre-retirement survivor benefit will become effective for a Deferral Unit beginning on the first day of the Plan Year after the Participant enters into a Participation Agreement for the Deferral Unit, but will not apply to any Deferral Unit which commences after the Participant attains age 66. Whenever a Participant makes a withdrawal from a Deferral Unit or discontinues future deferrals for the Deferral Unit, the Total Deferral Amount shall be limited to the actual amounts deferred (less any amounts withdrawn) for the Deferral Unit. The Committee, in its sole discretion, will make an appropriate adjustment to reduce the annual amount of the pre-retirement survivor benefit where the Participant has received a partial distribution from his Account for the Deferral Unit, including Early Distributions or Hardship Distributions pursuant to Sections 5.5 and 5.6, prior to his death.

                      In lieu of the annual benefit specified in the preceding paragraph, the Employer will distribute the Account balance for the Deferral Unit in annual installments over the same period, if the Committee determines that such benefit is greater. The Committee shall determine which benefit is greater on a present-value basis using such discount rate as the Committee may determine, provided that such rate will not be greater than the T-Note Rate which is applicable for the Plan Year.

                      The pre-retirement survivor benefit applicable to any Deferral Unit which commences after the Participant attains age 66 shall be the Account balance for the Deferral Unit distributed in annual installments over ten (10) years following the Participant's death.

                      If a Participant dies while in employment with an Employer after complete distribution of the entire Account balance with respect to a Deferral Unit, no survivor benefit will be payable to the Participant's Beneficiary with respect to such Deferral Unit.

                      (b) Post-Retirement Survivor Benefits. If a Participant dies after Early or Normal Retirement but before commencement of payment of retirement benefits with respect to a Deferral Unit, the Employer will pay to the Participant's Beneficiary the installments of any such benefit that such Participant's Beneficiary would have received with respect to such Deferral Unit had the Participant commenced to receive retirement benefits on the day prior to such Participant's death. Payments will commence upon the Participant's death, irrespective of when retirement benefits would have commenced if the Participant had survived. Such payments shall be made in accordance with the method of payment which the Participant had elected for payment of his retirement benefits for the Deferral Unit.

                      If a Participant dies after the commencement of payment of retirement benefits with respect to a Deferral Unit, the Employer will pay to the Participant's Beneficiary the remaining installments of any such benefit that would have been paid to the Participant had the Participant survived.

                      (c) Interest. If the Participant dies during employment with an Employer, the amount payable with respect to each of the Participant's Accounts shall be determined by retroactively crediting interest at one hundred thirty-five percent (135%) of the T-Note Rate for each Plan Year through the date of the Participant's death. After the Participant's death interest shall be credited for each Plan Year at one hundred percent (100%) of the T-Note Rate which is applicable for that Plan Year.


        5.5 Early Distribution. A Participant may elect to receive an early distribution from his Account for a Deferral Unit prior to Termination of Employment ("Early Distribution") subject to the following restrictions:

                       (a) Timing of Election. The election to take an Early Distribution from an Account for a Deferral Unit must be made at the same time the Participant elects the form of payment for the Deferral Unit.

                       (b) Amount of Withdrawal. The amount which a Participant can elect to receive as an Early Distribution with respect to an Account for a Deferral Unit may be a fixed dollar amount or any percent up to one hundred percent (100%) of the Participant's Account balance for the Deferral Unit. If a fixed dollar amount is elected, and this amount exceeds the Account balance when an Early Distribution is to be made, only the Account balance will be paid.
                       A Participant who elects to withdraw more than seventy-five percent (75%) of his Account balance for a Deferral Unit must withdraw his entire Account balance for that Deferral Unit. Following a complete distribution of thc entire Account balance for a Deferral Unit, a Participant and his Beneficiary will be entitled to no further benefits under the Plan with respect to that Deferral Unit.

                       (c) Timing and Form of Early Distribution. The Early Distribution shall be paid in a single lump sum at the time elected by the Participant in the election form in which the Early Distribution option is elected. In no event shall an Early Distribution for a Deferral Unit be made prior to seven years following the start of the Deferral Period for the Deferral Unit. Amounts paid to a Participant pursuant to this Section 5.5 shall be treated as distributions from the Participant's Account.

        5.6 Hardship Distributions. Upon finding that a Participant or Beneficiary has suffered a Financial Hardship, the Committee may, in its sole discretion, make distributions from an Account prior to the time specified for payment of benefits under the Plan. The amount of such distributions shall be limited to the amount reasonably necessary to meet the Participant's or Beneficiary's requirements during the Financial Hardship. Applications for hardship distributions and determinations thereon by the Committee shall be in writing, and a Participant or Beneficiary may be required to furnish written proof of the Financial Hardship.

                  The entire Account balance for a Deferral Unit will be distributed whenever a hardship distribution would amount to more than seventy-five percent (75%) of the Account balance for the Deferral Unit. Following a complete distribution of the entire Account balance for a Deferral Unit, a Participant and his Beneficiary will be entitled to no further benefits under the Plan with respect to that Deferral Unit. Amounts paid to a Participant pursuant to this Section 5.6 shall be treated as distributions from the Participant's Account.


        5.7 Disability. If a Participant suffers a Disability, the Participant's Deferral Commitments will cease except for any bonuses which may be payable thereafter. The Participant's Accounts under the Plan will continue, and the Participant will continue to receive credit for years of Continuous Service and years of participation in the Plan for purposes of Section 5.1(b). The Participant's Account for each Deferral Unit will be distributed in accordance with the method of payment which the Participant has elected for payment of Early Retirement benefits and/or Early Distributions with respect to the Deferral Unit. Notwithstanding the foregoing, such distribution may be delayed if the Committee determines that such distribution would result in a reduction of any disability benefits payable to the Participant under disability plans sponsored by the Employer. The Committee shall make appropriate adjustments on account of any delayed payments to ensure that the Participant receives payments which are actuarially equivalent to the payments which were otherwise due to him under this Plan.

        5.8 Valuation and Settlement. The date on which a lump sum is paid or the date on which installment payments commence shall be the "Settlement Date." The Settlement Date for a Deferral Unit shall be no more than sixty (60) days after the last month in which the Participant or his Beneficiary becomes entitled to payments on account of Normal or Early Retirement, other Termination of Employment or death, unless the Participant elects to defer commencement of payments following Normal or Early Retirement to a later date in the election form for designation of form of payment for the Deferral Unit. The Settlement Date for an Early Distribution or delayed payments following Normal or Early Retirement shall be the month which the Participant elects for commencement of such payments in the election form for designation of form of payment for the Deferral Unit. The amount of a lump sum payment and the initial amount of installment payments for a Deferral Unit shall be based on the value of the Participant's Account as of the Valuation Date at the end of the immediately preceding month before the Settlement Date. For example, the Valuation Date at the end of December shall be used to determine lump sum payments and the initial amount of installment payments which will be made in the following January.

        5.9        Change in Control and Lump Sum Payments.

                       (a) Subject to the provisions of Section 5.9(b) hereof, upon (i) dissolution on liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, (iii) the sale of all or substantially all the assets of the Company, or (iv) any other event which constitutes a Change in Control is defined in Section 5.9(c), the interests of all then remaining Participants shall continue, and provisions shall be made in connection with such transaction for the continuance of the Plan and the assumption of the obligations of the Company under the Plan by the Company's successor(s) in interest.

                       (b) Notwithstanding any other provisions of the Plan, at any time during a Window Period before a Change in Control or at any time after a Change in Control a Participant or a Beneficiary of a deceased Participant may elect to receive an immediate lump sum payment of the balance of his Account(s) for any Deferral Unit(s), reduced by a penalty, which shall be forfeited to the Company, equal to ten percent (10%) before a Change in Control or six percent (6%) after a Change in Control of the balance of such Account(s), in lieu of payments in accordance with the form previously elected by the Participant. However, the penalty shall not apply if the Committee determines, based on advice of counsel or a final determination by the Internal Revenue Service or any court of competent jurisdiction, that by reason of the foregoing provision the Participant has recognized or will recognize gross income for federal income tax purposes under this Plan in advance of payment to him of Plan benefits.

                       A Participant who receives a lump sum payment for a Deferral Unit will be credited with interest on the Account balance for the Deferral Unit at the rates established under Section 5.1(b) of the Plan based on the Participant's completed years of Service and years of participation in the Plan prior to the lump sum payment. Following a complete distribution of the entire Account balance for a Deferral Unit, a Participant and his Beneficiary will be entitled to no further benefits under the Plan with respect to that Deferral Unit. Whenever a Participant receives a lump sum payment under this Section 5.9(b) or Section 9.1, the Participant will be deemed to elect to revoke all Deferral Units and to discontinue all deferrals under the Plan effective as of the date of the lump sum payment. The Participant will not be permitted to participate in the next enrollment period under the Plan and will be precluded from electing new Deferral Units under the Plan for a minimum period of one year following receipt of the lump sum payment.

                        (c) A "Change in Control" shall mean:

                (i) The occurrence with respect to the Company of a "control transaction," as such term is defined in Section 2542 of the Pennsylvania Business Corporation Law of 1988, as of August 15, 1989; or

                (ii) Approval by the stockholders of the Company of (A) any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation, or (B) any sale, lease, or exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of thc Company; or

                (iii) A change of 25% (rounded to the next whole person) in the membership of the Board of Directors of the Company within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of 85% (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the 12-month period.

                       (d) Notwithstanding any other provision of this Plan, without the written consent of the Participant (or Beneficiary of a deceased Participant) affected thereby, the Company may not amend or terminate this Plan:

                (i) For a period of twenty-four (24) months following a Change in Control; or

                (ii) At any time thereafter, in any manner which affects any Participant (or Beneficiary of a deceased Participant) who receives payments of benefits under this Plan or has a Termination of Employment for any reason at any time during the period of twenty-four
         (24) months following the Change in Control.

             5.10 Continuous Service. Continuity of service shall be determined in accordance with the following rules:

                       (a) A leave of absence not in excess of one year, granted by a Participant's Employer for any purpose, including but not limited to, sickness, accident or other casualty, shall not be considered a break in continuity of service.

                       (b) Any Participant who has entered, or enters, the Armed Forces of the United States in a period of national emergency, declared by the President or Congress of the United States, shall be presumed to be on leave of absence, provided he returns to the employ of his Employer within ninety (90) days of the date on which he shall have the right to release from such service, or from the hospital in event of service caused disability without intervening employment elsewhere.

                       (c) A Participant who transfers his employment from one Employer to any other Employer is not deemed to have caused a break in continuity of service. Any other dismissal or voluntary Termination of Employment shall be deemed a break in continuity of service.

                       (d) Absence from work or interruption of employment not covered by the foregoing provisions of this Section shall be determined by the employing Employer to be, or not to be, a break in continuity of service at the time of return to work or re-employment.

        5.11 Distributions from General Assets. The Employer shall make any or all distributions pursuant to this Plan in cash out of its general assets.

        5.12 Withholding and Payroll Taxes. The Employer shall withhold from payments made hereunder any taxes required to be withheld from such payments under federal, state or local law.

        5.13 Payment to Guardian. If a benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapacitated person. The Committee may require proof of minority, incompetency, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.

        5.14 Small Benefit. Notwithstanding any election made by the Participant, the Committee, in its sole discretion, may direct payment of any benefit in the form of a lump sum payment to the Participant or any Beneficiary, if the lump sum amount of the Account balance which is payable to the Participant or Beneficiary when payments to such Participant or Beneficiary would otherwise commence is less than either (i) $5,000 for any individual Account or (ii) $50,000 in the aggregate for all Accounts which are payable to the Participant or any Beneficiary.

        5.15 Protective Provisions. Each Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses so to cooperate or makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder with respect to that Deferral Unit to such Participant or his Beneficiary, provided that, in the Company's sole discretion, benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of any such action, misstatement or nondisclosure.

        5.16 Notices and Elections. Any notice or election required or permitted to be given to the Company or the Committee under the Plan shall be sufficient if in writing on a form prescribed or accepted by the Committee and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Human Resources Department of the Company. Such notice or election shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

                                   ARTICLE VI
                           DESIGNATION OF BENEFICIARY
                           --------------------------

        6.1 Designation of Beneficiary. Each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive his interest in each of his Accounts upon his death. Such designation shall be made on a form prescribed by and delivered to the Company. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

        6.2 Failure to Designate Beneficiary. If a Participant shall fail to designate a Beneficiary before his demise, or if no designated Beneficiary survives the Participant, the Committee shall direct the Company to pay the balance in each of his Accounts in a lump sum to the executor or administrator for his estate; provided, however, if no executor or administrator shall have been appointed, and actual notice of said death was given to the Committee within sixty (60) days after his death, and if his Account balances do not exceed Ten Thousand Dollars ($10,000), the Committee may direct the Company to pay his Account balances to such person or persons as the Committee determines may be entitled thereto, and the Committee may require such proof of right and/or identity of such person or persons as the Committee may deem appropriate or necessary.


                                  ARTICLE VII
                            FORFEITURES TO COMPANY
                            ----------------------

        7.1 Distribution of Participants' Interest When Company is Unable to Locate Distributees. In case the Company is unable within three (3) years after payment is due to a Participant, or within three (3) years after payment is due to the Beneficiary or estate of a deceased Participant, to make such payment to him or his Beneficiary, executor or administrator because it cannot ascertain his whereabouts or the identity or whereabouts of his Beneficiary, executor or administrator by mailing to the last known address shown on the Employer's or the Company's records, and neither he, his Beneficiary, nor his executor or administrator had made written claim therefor before the expiration of the aforesaid time limit, then in such case, the amount due shall be forfeited to the Company.


                                 ARTICLE VIII
                            MAINTENANCE OF ACCOUNTS
                            -----------------------

        The Company shall keep, or cause to be kept, all such books of account, records and other data as may be necessary or advisable in its judgment for the administration of this Plan, and properly to reflect the affairs thereof, and to determine the nature and amount of the interests of the respective Participants in each Account.

        The Company is not required to physically segregate any assets with respect to the Accounts under this Plan from any other assets of the Company and may commingle any such assets with any other moneys, securities and properties of any kind of the Company. Separate accounts or records for the respective Participants' interests shall be maintained for operational and accounting purposes, but no such account or record shall be considered as creating a lien of any nature whatsoever on or as segregating any of the assets with respect to the Accounts under this Plan from any other funds or property of the Company.


                                   ARTICLE IX
                    AMENDMENT AND TERMINATION OF THE PLAN
                    -------------------------------------

        9.1 Amendment. The Human Resources Committee of the Board may at any time amend the Plan in whole or in part, provided, however, that no amendment shall be effective to decrease or restrict the amount accrued (including earnings at the appropriate interest rate) in any Account to the date of such amendment. Notwithstanding anything in the preceding sentence to the contrary, the Committee shall have the power to amend the Plan to the extent authorized by Section 2.2.

        Upon a prospective amendment to reduce the formula for determining the future interest rate, 30 days' advance written notice shall be given to each Participant. Following such an amendment to reduce the formula for determining the future interest rate and the giving of notice to the Participant, the Participant may elect to (i) terminate an ongoing Deferral Commitment without penalty and/or (ii) receive an immediate lump sum payment of the balance of his Account(s) for any Deferral Unit(s), reduced by a penalty, which shall be forfeited to the Employer, equal to six percent (6%) of the balance of such Account(s), in lieu of payments in accordance with the form previously elected by the Participant. However, the six percent (6%) penalty shall not apply if it would not have applied under Section 5.9(b). The Participant may make such an election by notifying the Committee in writing within sixty (60) days following receipt of notice of the amendment to reduce the interest rate.

        9.2 Company's Right to Terminate. The Human Resources Committee of the Board may partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan or potential payments thereunder would not be in the best interests of the Company.

                      (a) Partial Termination. The Human Resources Committee of the Board may partially terminate the Plan by instructing the Committee not to accept any additional or ongoing Deferral Commitments. In the event of such partial termination, the Plan shall continue to operate on the same terms and conditions and, unless the Human Resources Committee of the Board instructs the Committee not to accept ongoing Deferral Commitments, shall be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

                      (b) Complete Termination. The Human Resources Committee of the Board may completely terminate the Plan. In the event of complete termination, the Plan shall cease to operate, and the Employer shall pay out to each Participant (or the Beneficiary of a deceased Participant) his Accounts in either a lump sum payment or up to three equal annual installments, at the Employer's discretion, as if the Participant had terminated service as of the effective date of the complete termination. Interest shall continue to be paid on the balance in each Participant's Account in accordance with
Section 4.3.

                                   ARTICLE X
                             SPENDTHRIFT PROVISIONS
                             ----------------------

        The Employer shall, except as otherwise provided hereunder, pay all amounts payable hereunder only to the person or persons entitled thereto hereunder, and all such payments shall be made directly into the hands of each such person or persons and not into the hands of any other person or corporation whatsoever, so that said payments may not be liable for the debts, contracts or engagements of any such designated person or persons, or taken in execution by attachment or garnishment or by any other legal or equitable proceedings, nor shall any such designated person or persons have any right to alienate, arbitrate, execute, pledge, encumber, or assign any such payments or the benefits or proceeds thereof. If the person entitled to receive payment be a minor, or a person of unsound mind, whether or not adjudicated incompetent, the Employer, upon direction of the Committee, may make such payments to such person or persons, corporation or corporations as may be, or be acting as, parent or legal or natural guardian of such infant or person of unsound mind. The signed receipt of such person or corporation shall be a full and complete discharge to the Employer for any such payments.


                                   ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

        11.1 Right of Employers to Dismiss Employees; Obligations. Neither the action of the Company and the Employers in establishing this Plan, nor any provisions of this Plan, shall be construed as giving any employee the right to be retained in his Employer's employ, or any right to any payment whatsoever except to the extent of the benefits provided for by this Plan. The Employers expressly reserve their right at any time to dismiss any employee without any liability for any claim against the Employers, or any of them, for any payment whatsoever except to the extent provided for in this Plan. The Employers, or any of them, have no obligation to create any other or subsequent deferred compensation plan for any employees.

        11.2 Title to and Ownership of Assets Held for Accounts. Title to and ownership of all assets held for any Accounts shall be vested in the Employer and shall constitute general assets of the Employer.

        11.3 Nature of Liability Participants. Any and all payments required to be made by the Employer to Participants in the Plan shall be general and unsecured liabilities of the Employer.

        11.4 Text of Plan to Control. The headings of the Articles and Sections are included solely for convenience of reference, and if there be any conflict between such headings and the text of this Plan, the text shall control.


        This Plan document sets forth the complete terms of the Plan. In the event of any discrepancies or conflicts between this Plan document and any summary or other information regarding the Plan, the terms of this Plan document shall apply and control.

        11.5 Law Governing and Severability. This Plan shall be construed, regulated and administered under the laws of the Commonwealth of Pennsylvania.

        If any provisions of this Plan shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of this Plan, and this

Plan shall be deemed to be modified to the least extent possible to make it valid and enforceable in its entirety.

        11.6 Name. This Plan may be referred to as the "Mellon Bank Corporation Elective Deferred Compensation Plan for Senior Officers."

        11.7 Gender. The masculine gender shall include the feminine, and the singular shall include the plural, except when the context expressly dictates otherwise.


        11.8 Trust Fund. The Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, with such trustees as the Board or the Committee may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.


        11.9 Ineligible Participant. Notwithstanding any other provisions of this Plan to the contrary, if any Participant is determined not to be a "management or highly compensated employee" within the meaning of ERISA or Regulations thereunder, such Participant will not be eligible to participate in this Plan and shall receive an immediate lump sum payment equal to the vested portion of the amounts standing credited to his Accounts. Upon such payment no survivor benefit or other benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant.